Exhibit 99.1

Barnes & Noble Education (BNED) Creates New Partnership with Licensed Sports Merchandise Leaders Fanatics and Lids

Best-of-Breed Omnichannel Merchandising Partnership Includes Strategic Equity Investment in BNED

BNED Gets Unparalleled Product Assortment, eCommerce Capabilities and Powerful Digital Marketing Tools to Drive Increased Value for Customers and Accelerate Growth of its High Margin Business
December 21, 2020 - BASKING RIDGE, NJ/JACKSONVILLE, FL/INDIANAPOLIS, IN - Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced it has entered into a long-term strategic omnichannel merchandising partnership with Fanatics and Lids, the two online and offline leaders in the licensed sports and emblematic merchandise category.
Fanatics’ cutting-edge e-commerce and technology expertise will offer BNED campus stores expanded product selection, a world-class online and mobile experience, and a progressive direct-to-consumer platform. Coupled with Lids, the leading standalone brick and mortar retailer focused exclusively on licensed fan and alumni products, BNC and its campus stores will have improved access to trend and sales performance data on licensees, product styles, and design treatments from more than 1,200 Lids stores.

Under the terms of the agreement, Fanatics and Lids will jointly make a $15 million strategic equity investment in BNED and receive 2,307,692 common shares of BNED in exchange, representing a share price of $6.50 per share. BNED expects to use these proceeds to further bolster its strategic growth initiatives.

BNC will maintain its relationships with campus partners and remain responsible for staffing and managing the day-to-day operations of its campus bookstores. It will also work closely with its campus partners to ensure that each BNC campus store will maintain unique aspects of in-store merchandising, including localized product assortments and specific styles and designs that reflect each campus’s brand. BNED will leverage Fanatics’ operational management of the emblematic merchandise and gift sections of BNC campus store web sites. Lids will manage in-store assortment planning and merchandising of emblematic apparel, headwear, and gift products for BNC partner campus stores.

“We are thrilled to partner with Fanatics and Lids to bring a best-of-breed retail and e-commerce experience to our schools, students and customers,” said Michael P. Huseby, Chief Executive Officer and Chairman, BNED. “This partnership has tremendous potential to improve the customer experience, increase selection and accelerate BNED’s growth across our high-margin general merchandise business, particularly in e-commerce, providing a significant opportunity to increase our financial contribution to campus partners. We will continue to do what BNED does best, and benefit from Fanatics’ and Lids’ strengths in e-commerce and merchandising to drive even more value for our campus partners. We will also be able to leverage a large and growing e-commerce platform to better cross-sell products and increase our market share, while realizing key technology and supply chain efficiencies. In addition to driving value for our shareholders and providing BNED additional liquidity to invest in growth, this alliance will help our university partners tailor their product offerings to better meet students’ needs.”

“We look forward to partnering with BNED and Lids to bring our revolutionary approach to the licensed sports business to hundreds of universities across the country,” said Michael Rubin, Executive Chairman of Fanatics. “Looking ahead, we are eager to leverage our e-commerce expertise and channel leadership in licensed merchandise to enhance the consumer experience across BNED’s campus stores, while driving growth and revenue for both BNED and its school partners. We are confident that this alliance will be a key differentiator in the education market, with our combined connectivity helping to drive new BNED campus partnerships to the benefit of students, faculty, and educational institutions.”

A company that has transformed both college and licensed sports commerce, Fanatics has been named as one of Fast Company Magazine’s “Most Innovative Companies” for three consecutive years. Fanatics, the top ranked provider of collegiate merchandise since 2018, has existing partnerships with more than 150 universities to operate e-commerce and mobile store sites, and more broadly sells college merchandise for more than 500 colleges and universities on its flagship online shop, Fanatics.com. Lids operates more than 1,200 brick and mortar retail stores across North America, including flagship retail partnerships for branded store experiences with Macy’s and both the New York Yankees and Los Angeles Dodgers.

Lawrence Berger, Chairman of Lids said, “Our team is excited to partner with BNED to bring innovative new products and marketing to its college partners, while maintaining the distinct local product assortments that make BNED campus shops so unique. Understanding the affinities of alumni, fans, and students is core to our success and aligning with BNED and its campus partners is an exciting new chapter for higher education.”

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, a digital direct-to-student learning ecosystem, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

ABOUT FANATICS
As the global leader in licensed sports merchandise, Fanatics is changing the way fans purchase their favorite team apparel, jerseys, headwear and hardgoods through an innovative, tech-infused approach to making and selling fan gear in today's on-demand, mobile-first culture. Operating multi-channel commerce for the world's biggest sports brands, Fanatics offers the largest collection of timeless and timely merchandise whether shopping online, on your phone, in flagship stores, in stadiums or on-site at the world's biggest sporting events. Fanatics comprises the broadest omnichannel assortment by offering hundreds of thousands of officially licensed items across its Fanatics, FansEdge, Kitbag, Majestic, Top of the World and WinCraft brands, as well as the largest selection of sports collectibles and memorabilia through Fanatics Authentic.

ABOUT LIDS
Lids Sports Group is the largest licensed sports retailer in North America, selling fan and fashion-oriented headwear and apparel across the United States, Canada and Puerto Rico through more than 1,200 retail locations. Indianapolis-based Lids Sports Group carries officially-licensed and branded gear aimed at empowering customers to represent their unique and individual style, team, passion and fun.

Lids Sports Group operates stores under the Lids, Locker Room by Lids, Fanzz, Yankees Clubhouse Shops, Dodgers Clubhouse, Cardinals Clubhouse, and numerous other nameplates. Lids also has locations within select Macy's department stores nationwide. To find a retail location near you visit blog.lids.com or join the #LidsLoyal on Instagram (@lids), Facebook (@lids), Twitter (@lids), or LinkedIn.

Media Contact:
Carolyn J. Brown
Senior Vice President,
Corporate Communications & Public Affairs
Barnes & Noble Education, Inc.
cbrown@bned.com
908-991-2967

Meier Raivich
Senior Vice President,
Global Communications
Fanatics
mraivish@fanatics.com

Ryan Mucatel
Lids / Berk Communications
ryan@berkcommunications.com
646-308-2462

Investor Contact:
Andy Milevoj
Vice President,
Corporate Finance & Investor Relations
Barnes & Noble Education, Inc.
amilevoj@bned.com
908-991-2776

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make, including any statements made in regards to our response to the COVID-19 pandemic. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: risks associated with COVID-19 and the governmental responses to it, including its impact across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our actions taken in response to these risks; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements to higher education digital products, and the inability to achieve the expected cost savings; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of the operations of various acquisitions into our own may also increase the risk of our internal controls being found ineffective; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping service; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs, as well as the risks associated with the impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in domestic and international laws or regulations, including U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; enactment of laws or changes in enforcement practices which may restrict or prohibit our use of texts, emails, interest based online advertising, recurring billing or similar marketing and sales activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended May 2, 2020. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.